                         Consent of Independent Auditors

We  consent to the  reference  to our firm under the  caption  "Experts"  in the
Statement of Additional  Information and to the use of our reports dated January
30,  2004,  with  respect  to the  consolidated  financial  statements  of First
Security  Benefit  Life  Insurance  and  Annuity  Company  of New  York  and the
financial  statements of Variable  Annuity Account A -  AdvisorDesigns  Variable
Annuity,  included  in  Post-Effective  Amendment  No.  3  to  the  Registration
Statement  under the Securities Act of 1933 (No.  333-89236) and Amendment No. 4
to the  Registration  Statement  under the  Investment  Company Act of 1940 (No.
811-21104)  on Form N-4 and the  related  Statement  of  Additional  Information accompanying the Prospectus for the AdvisorDesigns Variable Annuity.

                                                           /s/ Ernst & Young LLP

Kansas City, Missouri
April 26, 2004